News Release

ASCENA RETAIL GROUP, INC. REPORTS
SECOND QUARTER GAAP EPS LOSS OF $0.18, COMPARABLE SALES DOWN 4%;
SECOND QUARTER NON-GAAP EPS LOSS OF $0.07;
REAFFIRMS FULL YEAR NON-GAAP EPS GUIDANCE OF $0.37 - $0.42

MAHWAH, NJ - March 6, 2017 - ascena retail group, inc. (NASDAQ - ASNA) (the “Company”) today reported a net loss on a GAAP basis for its fiscal second quarter ended January 28, 2017 of $0.18 per diluted share compared to a net loss of $0.12 per diluted share in the year-ago period.

David Jaffe, President and Chief Executive Officer of ascena retail group, inc., commented, "Reflecting on our second quarter results, we saw a continuation of trends that have been in place for some time. While we remain generally pleased with selling performance during peaks, our base business remained soft due to ongoing store traffic headwinds and overall customer price sensitivity, which have become persistent issues impacting our larger sector. While our second quarter comp sales were in line with our guidance, we were forced to be much more promotional than planned to achieve this level of performance."

Jaffe concluded, "As I reflect on our strategic position, we continue to see the disruptive trend toward ecommerce transactions, and the growing influence of online engagement on traditional brick and mortar activity across our sector. We’ve invested heavily in our omni-channel platform over a multi-year period, and we continue to aggressively evolve our organization to embrace and serve customers in this new retailing paradigm. Yet, there is much more to do. As part of our Change for Growth transformation work, we are developing advanced analytics and customer experience management capabilities that will enhance our opportunities to drive revenue and margin. We continue to aggressively pursue cost structure opportunities, including refinement of our operating model and our ongoing fleet optimization work. We view these initiatives as critical enablers that will allow us to profitably serve our customers in a highly dynamic sector."

Fiscal Second Quarter Results

Overview
Current and prior year second quarter results include certain acquisition and integration costs, as well as non-cash purchase accounting adjustments associated with the acquisition of ANN INC. ("ANN"), which was completed on August 21, 2015. In addition, the second quarter of Fiscal 2017 includes restructuring charges incurred under the Company's Change for Growth program. A summary of year-over-year changes in restructuring and acquisition and integration expenses is presented in the notes to the unaudited condensed consolidated financial information, included herein.

Net Sales and Comparable Sales
Net sales for the second quarter of Fiscal 2017 were $1.748 billion compared to $1.842 billion in the year-ago period. The decrease in sales reflected the impact of the 4% comparable sales decline. The Company’s sales and comparable sales data for the fiscal second quarter on a brand and segment basis is summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		January 28, 2017	January 23, 2016
Ann Taylor	(9)%	$206.6	$227.8
LOFT	(2)%	401.6	409.7
Total Premium Fashion	(5)%	608.2	637.5

maurices	(8)%	274.5	291.6
dressbarn	(3)%	207.1	221.6
Total Value Fashion	(6)%	481.6	513.2

Lane Bryant	(5)%	269.8	282.3
Catherines	flat	77.5	81.3
Total Plus Fashion	(4)%	347.3	363.6

Justice	(1)%	311.1	327.5
Total Kids Fashion	(1)%	311.1	327.5

Total Company	(4)%	$1,748.2	$1,841.8

Gross margin
Gross margin on a GAAP basis decreased to $946 million, or 54.1% of sales, for the second quarter of Fiscal 2017 compared to $968 million, or 52.6% of sales in the year-ago period. Prior year gross margin included an unfavorable, non-cash purchase accounting adjustment of approximately $23 million associated with the write-up of ANN's inventory to fair market value, which negatively impacted gross margin rate by approximately 120 basis points.  The remainder of the increase in margin rate reflects increases at our Premium Fashion and Plus Fashion segments, which resulted from improved inventory productivity, promotional offer refinement, realization of ANN deal synergies, and product cost favorability resulting from the cost of goods sold initiative at our Premium Fashion segment.  These increases were mostly offset by lower rates at our Kids Fashion segment, which resulted from higher promotional activity to address soft performance of its more casual apparel assortment, and at our Value Fashion segment, caused by a higher level of promotional selling at maurices.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses on a GAAP basis for the second quarter of Fiscal 2017 were $320 million, or 18.3% of sales, compared to $330 million, or 17.9% of sales in the year-ago period. BD&O expenses as a percent of net sales de-levered as occupancy cost reductions from ongoing fleet optimization and synergy savings achieved in the quarter were more than offset by the impact of declining comparable sales volume.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses on a GAAP basis for the second quarter of Fiscal 2017 were $538 million, or 30.8% of sales, compared to $550 million, or 29.8% of sales in the year-ago period. SG&A expenses as a percent of net sales increased as operating expense reductions, lower performance-based compensation and transformation-related cost savings were more than offset by the impact of declining comparable sales volume.

Operating loss
The Company incurred an Operating loss on a GAAP basis for the second quarter of Fiscal 2017 of $45 million, or 2.6% of second quarter sales compared to an Operating loss of $17 million, or 0.9% of second quarter sales last year. The higher Operating loss in the current year primarily reflects the decline in gross margin dollars at our Value Fashion and Kids Fashion segments, offset in part by synergies and cost savings initiatives at our Premium Fashion segment.

Effective tax rate
The effective tax rate was 49.2% for the three months ended January 28, 2017 versus 49.3% in the year-ago period. The effective tax rate for the second quarter of Fiscal 2017 was higher than the statutory federal and state tax rate primarily due to the impact of permanent items on a relatively low level of pretax income and due to the impact of the earnings mix on the overall state effective rate.

Net loss and earnings per share
The Company reported a Net loss of $35 million, or $0.18 per diluted share, in the second quarter of Fiscal 2017, compared to a Net loss of $23 million last year, or $0.12 per diluted share.

Fiscal Second Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the second quarter of Fiscal 2017 with Cash and cash equivalents of $300 million. Of this amount, approximately $228 million was held outside of the U.S.

Inventory
The Company ended the second quarter of Fiscal 2017 with inventory of $676 million, up 2% from $660 million at the end of the year-ago period, and included approximately $20 million in early receipts related to a shift in timing of the Chinese New Year holiday compared to the year-ago period.

Capital expenditures
Capital expenditures totaled $48 million in the second quarter of Fiscal 2017.

Capital structure
The Company ended the second quarter of Fiscal 2017 with total debt of $1.597 billion, which represents the remaining balance on its $1.8 billion term loan used to acquire ANN.

Third Quarter and Fiscal Year 2017 Outlook

Excluding restructuring, acquisition and integration related expenses, and non-cash ANN purchase accounting adjustments, the Company expects non-GAAP EPS of $0.07 to $0.12 during the third quarter of Fiscal 2017 and continues to expect full year Fiscal 2017 non-GAAP EPS in the range of $0.37 to $0.42.

Real Estate

The Company's store information on a brand-by-brand basis for the second quarter is as follows:

	Quarter Ended January 28, 2017
	Store Locations Beginning of Q2	Store Locations Opened	Store Locations Closed	Store Locations End of Q2
Ann Taylor	340	—	(12)	328
LOFT	683	1	(6)	678
maurices	1,006	7	(1)	1,012
dressbarn	809	2	(16)	795
Lane Bryant	776	3	(9)	770
Catherines	370	—	(1)	369
Justice	936	—	(10)	926
Total	4,920	13	(55)	4,878

Conference Call Information

The Company will conduct a conference call today, March 6, 2017, at 4:30 PM Eastern Time to review its second quarter Fiscal 2017 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 70074738. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until March 13, 2017 by dialing (855) 859-2056, the conference ID is 70074738, and until April 6, 2017 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring and other related charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, primarily reflecting inventory expense, depreciation and amortization expense, and lease-related adjustments. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income (loss) and Net income (loss) per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, asset impairments and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (NASDAQ:ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant and Catherines), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and approximately 4,900 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, LOFT.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, cacique.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	James Palczynski	Sue Ross
	Partner	Executive Vice President, ascena Corporate Affairs
	(203) 682-8229	(218) 491-2110
	jp@icrinc.com	sue.ross@ascenaretail.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	January 28, 2017	% of Net Sales	January 23, 2016	% of Net Sales
Net sales	$1,748.2	100.0%	$1,841.8	100.0%
Cost of goods sold	(802.4)	(45.9)%	(873.8)	(47.4)%
Gross margin	945.8	54.1%	968.0	52.6%
Other costs and expenses:
Buying, distribution and occupancy expenses	(320.1)	(18.3)%	(329.9)	(17.9)%
Selling, general and administrative expenses	(538.1)	(30.8)%	(549.5)	(29.8)%
Acquisition and integration expenses	(15.8)	(0.9)%	(16.0)	(0.9)%
Restructuring and other related charges	(20.2)	(1.2)%	—	—%
Depreciation and amortization expense	(96.3)	(5.5)%	(89.4)	(4.9)%
Operating loss	(44.7)	(2.6)%	(16.8)	(0.9)%
Interest expense	(25.0)	(1.4)%	(27.8)	(1.5)%
Interest income and other income (expense), net	0.4	—%	(0.8)	—%
Gain on extinguishment of debt	—	—%	0.8	—%
Loss before benefit for income taxes	(69.3)	(4.0)%	(44.6)	(2.4)%
Benefit for income taxes	34.1	2.0%	22.0	1.2%
Net loss	$(35.2)	(2.0)%	$(22.6)	(1.2)%

Net loss per common share:
Basic	$(0.18)		$(0.12)
Diluted	$(0.18)		$(0.12)

Weighted average common shares outstanding:
Basic	194.8		$195.8
Diluted	194.8		$195.8

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Six Months Ended
	January 28, 2017	% of Net Sales	January 23, 2016	% of Net Sales
Net sales	$3,426.6	100.0%	$3,513.8	100.0%
Cost of goods sold	(1,466.8)	(42.8)%	(1,643.1)	(46.8)%
Gross margin	1,959.8	57.2%	1,870.7	53.2%
Other costs and expenses:
Buying, distribution and occupancy expenses	(640.7)	(18.7)%	(632.9)	(18.0)%
Selling, general and administrative expenses	(1,062.5)	(31.0)%	(1,036.2)	(29.5)%
Acquisition and integration expenses	(27.8)	(0.8)%	(58.5)	(1.7)%
Restructuring and other related charges	(32.1)	(0.9)%	—	—%
Depreciation and amortization expense	(190.2)	(5.6)%	(171.9)	(4.9)%
Operating income (loss)	6.5	0.2%	(28.8)	(0.8)%
Interest expense	(50.3)	(1.5)%	(48.3)	(1.4)%
Interest income and other income (expense), net	0.3	—%	(0.2)	—%
Gain on extinguishment of debt	—	—%	0.8	—%
Loss before benefit for income taxes	(43.5)	(1.3)%	(76.5)	(2.2)%
Benefit for income taxes	22.7	0.7%	35.8	1.0%
Net loss	$(20.8)	(0.6)%	$(40.7)	(1.2)%

Net loss per common share:
Basic	$(0.11)		$(0.21)
Diluted	$(0.11)		$(0.21)

Weighted average common shares outstanding:
Basic	194.6		190.3
Diluted	194.6		190.3

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	January 28, 2017	July 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$299.5	$371.8
Inventories	676.1	649.3
Prepaid expenses and other current assets	192.8	218.9
Total current assets	1,168.4	1,240.0
Property and equipment, net	1,545.3	1,630.1
Goodwill	1,279.3	1,279.3
Other intangible assets, net	1,270.0	1,268.7
Other assets	96.2	88.2
Total assets	$5,359.2	$5,506.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$464.0	$429.4
Accrued expenses and other current liabilities	354.4	420.3
Deferred income	141.6	110.0
Current portion of long term debt	—	54.0
Total current liabilities	960.0	1,013.7
Long-term debt, less current portion	1,532.0	1,594.5
Lease-related liabilities	369.2	387.1
Deferred income taxes	442.1	442.2
Other non-current liabilities	196.4	205.5
Total liabilities	3,499.7	3,643.0
Equity	1,859.5	1,863.3
Total liabilities and equity	$5,359.2	$5,506.3

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Net sales:
Premium Fashion (a)	$608.2	$637.5	$1,187.4	$1,138.7
Value Fashion	481.6	513.2	985.7	1,043.3
Plus Fashion	347.3	363.6	665.0	698.9
Kids Fashion	311.1	327.5	588.5	632.9
Total net sales	$1,748.2	$1,841.8	$3,426.6	$3,513.8

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Operating (loss) income:
Premium Fashion (a)(b)	$22.7	$(5.8)	$66.3	$(53.9)
Value Fashion	(19.8)	(1.3)	(7.7)	33.7
Plus Fashion	(10.0)	(6.9)	(3.8)	(3.5)
Kids Fashion	(1.6)	13.2	11.6	53.4
Unallocated acquisition and integration expenses	(15.8)	(16.0)	(27.8)	(58.5)
Unallocated restructuring and other charges	(20.2)	—	(32.1)	—
Total operating (loss) income	$(44.7)	$(16.8)	$6.5	$(28.8)

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Non-GAAP adjusted operating income:
Premium Fashion (a)(b)(c)	$34.2	$24.1	$88.8	$88.0
Value Fashion	(19.8)	(1.3)	(7.7)	33.7
Plus Fashion	(10.0)	(6.9)	(3.8)	(3.5)
Kids Fashion	(1.6)	13.2	11.6	53.4
Total adjusted operating income	$2.8	$29.1	$88.9	$171.6
(a) Results for the six months ended January 23, 2016 include the post-acquisition results of ANN, which was acquired on August 21, 2015. Accordingly, ANN's results for the first two quarters of Fiscal 2016 have been included herein for the post-acquisition period from August 22, 2015 to January 30, 2016. The remainder of the Company's businesses ended the second quarter of Fiscal 2016 on January 23, 2016. The effect of ANN's one-week reporting period difference is not material. All segments of the Company are on the same fiscal calendar as of the end of Fiscal 2016.
(b) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. For the three months and six months ended January 28, 2017, adjustments of $11.5 million and $22.5 million, respectively, primarily consist of depreciation and amortization associated with the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. For the three and six months ended January 23, 2016, adjustments of $29.9 million and $140.6 million, respectively, primarily consist of the impact of non-cash inventory expense associated with the purchase accounting adjustment of ANN's inventory to fair market value, and depreciation and amortization expense associated with the write-up of ANN's customer relationships and property and equipment. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating income on a GAAP basis to adjusted operating income.
(c) Results for the six months ended January 23, 2016 include $1.3 million reflecting ANN's operating income for the three-week stub period from the end of their last fiscal quarter prior to the acquisition date through the acquisition date. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating income on a GAAP basis to adjusted operating income.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information

Note 1. Basis of Presentation

On August 21, 2015, the Company acquired 100% of the outstanding common stock of ANN INC. ("ANN"). ANN, which comprises the operations of the Company's Premium Fashion segment, utilizes a 52-53 week fiscal year following the National Retail Federation calendar. Accordingly, ANN's results for the first two quarters of Fiscal 2016 have been included herein for the post-acquisition period from August 22, 2015 to January 30, 2016. The remainder of the Company's businesses ended the second quarter of Fiscal 2016 on January 23, 2016. The effect of ANN's one-week reporting period difference is not material to the condensed consolidated financial statements for the three or months ended January 23, 2016. All segments of the Company are on the same fiscal calendar as of the end of Fiscal 2016.

Note 2. Reconciliation of Non-GAAP Financial Measures

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring and other related charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, primarily reflecting inventory expense, depreciation and amortization expense, and lease-related adjustments.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income (loss) and Net income (loss) per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Gross margin, BD&O expense, SG&A expense, Operating (loss) income, Income tax benefit, Net (loss) income and Net income (loss) per common share for all periods presented.

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Gross margin - reported GAAP basis	$945.8	$968.0	$1,959.8	$1,870.7
Impact of non-cash purchase accounting adjustments (a)	0.7	23.7	1.4	127.9
Impact of ANN prior to August 21, 2015 (b)	—	—	—	74.5

Non-GAAP Gross margin	$946.5	$991.7	$1,961.2	$2,073.1

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Buying, distribution & occupancy expense - reported GAAP basis	$(320.1)	$(329.9)	$(640.7)	$(632.9)
Impact of non-cash purchase accounting adjustments (a)	0.3	(2.7)	1.3	(2.7)
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(27.4)

Non-GAAP Buying, distribution & occupancy expense	$(319.8)	$(332.6)	$(639.4)	$(663.0)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Selling, general & administrative expense - reported GAAP basis	$(538.1)	$(549.5)	$(1,062.5)	$(1,036.2)
Impact of non-cash purchase accounting adjustments (a)	1.7	1.7	3.2	1.7
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(39.9)

Non-GAAP Selling, general & administrative expense	$(536.4)	$(547.8)	$(1,059.3)	$(1,074.4)

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Operating (loss) income - reported GAAP basis	$(44.7)	$(16.8)	$6.5	$(28.8)
Impact of non-cash purchase accounting adjustments (a)	11.5	29.9	22.5	140.6
Impact of ANN prior to August 21, 2015 (b)	—	—	—	1.3
Acquisition and integration expenses (c)	15.8	16.0	27.8	58.5
Restructuring and other related charges (d)	20.2	—	32.1	—

Non-GAAP Operating income	$2.8	$29.1	$88.9	$171.6

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Income tax benefit - reported GAAP basis	$34.1	$22.0	$22.7	$35.8
Income tax impact of non-GAAP adjustments (e)	(26.0)	(20.8)	(39.3)	(79.2)

Non-GAAP income tax benefit (expense)	$8.1	$1.2	$(16.6)	$(43.4)

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Net (loss) income - reported GAAP basis	$(35.2)	$(22.6)	$(20.8)	$(40.7)
Impact of non-cash purchase accounting adjustments (a)	11.5	29.9	22.5	140.6
Impact of ANN prior to August 21, 2015 (b)	—	—	—	1.3
Acquisition and integration expenses (c)	15.8	16.0	27.8	58.5
Restructuring and other related charges (d)	20.2	—	32.1	—
Impact of ANN acquisition on debt (f)	—	—	—	(6.8)
Gain on extinguishment of debt	—	(0.8)	—	(0.8)
Income tax impact of non-GAAP adjustments (e)	(26.0)	(20.8)	(39.3)	(79.2)

Non-GAAP net (loss) income	$(13.7)	$1.7	$22.3	$72.9

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Diluted net loss per common share - reported GAAP basis	$(0.18)	$(0.12)	$(0.11)	$(0.21)

Per share impact of non-cash purchase accounting adjustments (a)	0.06	0.16	0.12	0.74
Per share impact of ANN prior to August 21, 2015 (b)	—	—	—	0.01
Per share impact of acquisition and integration related expenses (c)	0.08	0.08	0.14	0.31
Per share impact of restructuring and other related charges (d)	0.10	—	0.16	—
Per share impact of ANN acquisition on debt (f)	—	—	—	(0.04)
Per share impact of gain on extinguishment of debt	—	—	—	—
Per share income tax impact of non-GAAP adjustments (e)	(0.13)	(0.11)	(0.20)	(0.42)
Per share impact of ANN acquisition on EPS (g)	—	—	—	(0.02)

Non-GAAP diluted net (loss) income per common share	$(0.07)	$0.01	$0.11	$0.37

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value such as adjustments to Cost of goods sold related to the write-up of ANN's inventory, depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Amounts recorded in each period presented are as follows:

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Gross margin	$0.7	$23.7	$1.4	$127.9
Other operating expenses	2.0	(1.0)	4.5	(1.0)
Depreciation and amortization	8.8	7.2	16.6	13.7

	$11.5	$29.9	$22.5	$140.6

(b) Represents ANN's results for the three-week stub period from the end of their last fiscal quarter prior to the acquisition date through the acquisition date and has been adjusted to exclude transaction-related expenses incurred by ANN resulting from the acquisition.

(c)
Primarily reflects costs related to the ANN acquisition and include severance and retention-related expenses, settlement charges and professional fees related to a pension plan acquired in the ANN acquisition which was terminated in the second quarter of Fiscal 2017, legal, consulting and investment-banking related transactions costs and other integration costs to combine the operations and infrastructure of the ANN business into the Company's. Amounts recorded in each period presented are as follows:

	Three Months Ended		Six Months Ended
	January 28, 2017	January 23, 2016	January 28, 2017	January 23, 2016
Severance and retention	$8.2	$10.9	$10.5	$30.7
ANN pension settlement	4.1	—	8.0	—
Transaction costs	—	—	—	20.5
Other integration expenses	3.5	5.1	9.3	7.3

	$15.8	$16.0	$27.8	$58.5

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(d) For the three and six months ended January 28, 2017 primarily reflects costs incurred under the Company's Change for Growth program. Expenses for the three months ended January 28, 2017 include $12.2 million of severance and related expenses and $8.0 million for professional fees. For the six months ended January 28, 2017 expenses include $20.3 million of severance and related expenses and $11.8 million for professional fees.

(e) Non-GAAP income tax benefit (expense) is calculated based on the estimated full year effective tax rate for non-GAAP net (loss) income.

(f) Primarily represents the incremental interest expense for the stub period prior to the acquisition date on the $1.8 billion term loan used to fund the cash portion of the purchase price of the ANN acquisition at an interest rate of 5.25% as well as the impact of the related deferred financing fees. This impact, which is not included in the reported GAAP results and is included to enhance comparability between the periods, assumes that the ANN acquisition had occurred as of the beginning of Fiscal 2016 and the related debt incurred was outstanding as of the beginning of Fiscal 2016.

(g) Reflects the impact on EPS for the six months ended January 23, 2016 of using 197.0 million weighted average common shares for adjusted net income per diluted common share compared to the 190.3 million used to calculate EPS on a reported GAAP basis. The weighted average number of common shares on an adjusted basis reflects the impact of the additional shares issued in the acquisition of ANN as outstanding for the entire period as if the acquisition had occurred as of the beginning of the period presented. The weighted average number of diluted common shares on an adjusted basis also reflects the dilutive effect of stock options and other securities, which were excluded from the reported GAAP amount due to the net loss reported during the period.